OFFERING DOCUMENT                           NO.
                                               -------------
<P>
              DIAMOND INTERNATIONAL GROUP, INC.
                  (a Delaware Corporation)
<P>
                       400,000 Units
            (Each Unit Consists of 2 Common Shares
                and 1 Stock Purchase Warrant)
              Offering Price: $.40 Per Unit
<P>
DIAMOND INTERNATIONAL GROUP , INC. (THE "COMPANY") HEREBY OFFERS FOR SALE 400,000 UNITS (THE "UNITS") AT $.40 PER UNIT. EACH UNIT SHALL CONSIST OF 2 SHARES OF COMMON STOCK ($.001 PAR VALUE) AND 1 STOCK PURCHASE WARRANT. THE WARRANT ENTITLES THE HOLDER TO PURCHASE 5 SHARES OF THE COMMON STOCK OF THE COMPANY AT A PURCHASE PRICE OF $.42 PER SHARE. THE WARRANTS SHALL EXPIRE ON AUGUST 31, 1999. THE COMPANY MAY CALL IN THE WARRANTS SHOULD THE COMPANY'S COMMON STOCK' TRADE AT OR ABOVE A $5.00 REPORTED CLOSING BID OR TRADE PRICE FOR 10 CONSECUTIVE TRADING DAYS, ON 15 DAYS WRITTEN NOTICE OF THE COMPANY'S INTENTION TO DO SO, IF SUCH WARRANTS HAVE NOT BEEN EXERCISED BY THE HOLDER THEREOF PRIOR TO THE END OF THE 15-DAY NOTICE PERIOD.
<P>
THE SECURITIES OFFERED HEREBY ARE HIGHLY SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE DILUTION, AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" FOR SPECIAL RISKS CONCERNING THE COMPANY.
<P>
PRIOR TO THIS OFFERING, THERE HAS BEEN NO PUBLIC MARKET FOR THE COMMON STOCK ("COMMON STOCK" OR "SHARES") OF THE
COMPANY.   THERE CAN BE NO ASSURANCE THAT ANY SUCH TRADING
MARKET IN THESE SECURITIES WILL DEVELOP HEREAFTER, OR THAT
SUCH MARKET, IF DEVELOPED, WILL CONTINUE.   THE COMPANY IS
NOT SUBJECT TO THE REPORTING REQUIREMENTS OF SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934 (THE "EXCHANGE ACT"), MEANING THAT IT IS NOT REQUIRED TO FILE ANNUAL OR QUARTERLY REPORTS WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY IS CONDUCTING THIS OFFERING PURSUANT TO AN EXEMPTION FROM REGISTRATION FOR LIMITED OFFERINGS (NOT EXCEEDING $1,000,000) PROVIDED BY RULE 504 OF REGULATION D UNDER THE SECURITIES ACT OF 1933 (THE "ACT").
<P>
THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HA YE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS O F THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

 ====================================================================================
                             Price to Purchasers            Proceeds to the Company
                            ---------------------           ------------------------
Per Unit                               $2.50                          $2.50
Total Offering                 $1,000,000.00                  $1,000,000.00
<P>
 ====================================================================================

<P>
           DIAMOND INTERNATIONAL GROUP , INC.
           7633 East 63rd Place, Suite 220
                Tulsa, Oklahoma 74133
                Phone: (918) 459-9689
<P>
The date of this OFFERING DOCUMENT is January 25. 1999
                                      ----------------
<P>
                  TABLE OF CONTENTS
<P>
Section                                           Page
-----------------                                 ----
Offering Summary                                   10
<P>
Risk Factors                                       11
<P>
Dilution                                           14
<P>
Use of Proceeds                                    15
<P>
Proposed Business of the Company                   16
<P>
Management                                         17
<P>
Conflicts of Interest                              19
<P>
Principal Shareholders                             18
<P>
Description of Securities                          19
<P>
                CERTAIN STATE RESTRICTIONS
<P>
IT IS ANTICIPATED THAT THE SHARES DESCRIBED HEREIN WILL BE OFFERED FOR SALE IN CERTAIN STATES. THE SECURITIES ("BLUE SKY") LAWS OF SOME OF THOSE STATES REQUIRE THAT CERTAIN CONDITIONS AND RESTRICTIONS RELATING TO THIS OFFERING BE DISCLOSED. A DESCRIPTION OF THE RELEVANT CONDITIONS AND RESTRICTIONS REQUIRED BY THE STATES IN WHICH THE SHARES MAY BE OFFERED FOR SALE IS SET FORTH BELOW.
<P>
NOTICE TO ALABAMA RESIDENTS:
----------------------------
<P>
THESE SECURITIES ARE OFFERED PURSUANT TO A CLAIM OF EXEMPTION UNDER THE ALABAMA SECURITIES ACT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS NOT BEEN FILED WITH THE ALABAMA SECURITIES COMMISSION. THE COMMISSION DOES NOT RECOMMEND OR ENDORSE THE PURCHASE OF THESE SECURITIES. NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
<P>
NOTICE TO CALIFORNIA RESIDENTS:
-------------------------------
<P>
THESE SECURITIES HAVE NOT BEEN REGISTERED UND ER THE SECURITIES ACT OF 1933, AS AMENDED OR THE CALIFORNIA CORPORATIONS CODE BY REASON OF SPECIFIC EXEMPTIONS THEREUNDER RELATING TO THE LIMITED AVAILABILITY OF THE OFFERING. THESE SECURITIES CANNOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR THE CALIFORNIA CORPORATIONS CODE, IF SUCH REGISTRATION IS REQUIRED.
<P>
NOTICE TO COLORADO RESIDENTS:
-----------------------------
<P>
THE SECURITIES OFFERED HA YE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE COLORADO SECURITIES ACT OF 1981. BY REASON OF SPECIFIC EXEMPTIONS THEREUNDER RELATING TO THE LIMITED AVAILABILITY OF THE OFFERING. THE SECURITIES CANNOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS THEY ARE SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES ACT OF 1981, IF SUCH REGISTRATION ( IS REQUIRED).
<P>
NOTICE TO CONNECTICUT RESIDENTS:
--------------------------------
<P>
THE SECURITIES HAVE NOT BEEN REGISTERED UNDER SECTION 336-485 OF THE CONNECTICUT UNIFORM SECURITIES ACT AND CANNOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER THE ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR IN A TRANSACTION WHICH IS OTHERWISE IN COMPLIANCE WITH SUCH ACT.
<P>
NOTICE TO FLORIDA RESIDENTS:
---------------------------
<P>
FLORIDA RESIDENTS ARE ADVISED THAT THE SHARES HAVE NOT BEEN REGISTERED WITH THE STATE OF FLORIDA. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL. PURSUANT TO FLORIDA STATUTES,
SECTION 517.061 (11) (A)(5), THE SALE. OF A SECURITY TO A FLORIDA RESIDENT SHALL BE VOIDABLE BY THE PURCHASER EITHER
(i) WITHIN THREE DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY THE PURCHASER TO THE ISSUER, AN AGENT OF THE ISSUER OR AN ESCROW AGENT, OR (ii) WITHIN THREE DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE HAS BEEN COMMUNICATED TO THE PURCHASER, WHICHEVER OCCURS FIRST, PROVIDED HOWEVER, THAT THERE ARE MORE THAN FIVE FLORIDA PURCHASERS.
<P>
NOTICE TO GEORGIA RESIDENTS:
----------------------------
<P>
THE SECURITIES ARE BEING SOLD IN RELIANCE ON PARAGRAPH (13) OF CODE SECTION 10-5-9 OF "THE GEORGIA ACT OF 1973", AND MAY NOT BE SOLD OR TRANSFERRED OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT.
<P>
NOTICE TO ILLINOIS RESIDENTS:
------------------------------
<P>
THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF THE STATE OF ILLINOIS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LA WS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE SECURITIES HA YE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
<P>
NOTICE TO KANSAS RESIDENTS:
---------------------------
<P>
THESE SECURITIES HA YE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE KANSAS SECURITIES ACT, BY REASON OF SPECIFIC EXEMPTIONS THEREUNDER RELATING TO THE LIMITED AVAILABILITY OF THE OFFERING. THESE SECURITIES CANNOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS THEY ARE SUBSEQUENTLY REGISTERED OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.
<P>
NOTICE TO MASSACHUSETTS RESIDENTS:
----------------------------------
<P>
EACH NON-ACCREDITED MASSACHUSETTS PURCHASER OF THESE SECURITIES MUST HAVE A NET WORTH (EXCLUSIVE OF HOME, FURNISHINGS THEREIN AND AUTOMOBILES) EQUAL TO AT LEAST THREE
(3) TIMES SUCH INVESTOR'S INVESTMENT HEREIN .
<P>
NOTICE TO NEW HAMPSHIRE RESIDENTS:
----------------------------------
<P>
NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED ORA PERSON IS LICENSED CONSTITUTES A FIND IN G BY THE DIRECTOR OF THE OFFICE OF SECURITIES REGULATION OF NEW HAMPSHIRE THAT ANY DOCUMENT FILED UNDER THE LAWS OF THE STATE OF NEW HAMPSHIRE IS TRUE, COMPLETE AND NOT MISLEADING.
<P>
NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE DIRECTOR OF THE NEW HAMPSHIRE OFFICE OF SECURITIES REGULATION HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR J RECOMMENDED OR GIVEN APPROVAL TO ANY PERSON, SECURITY, OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE TO ANY PROSPECTIVE PURCHASER, CUSTOMER, OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THE ABOVE.
<P>
NOTICE TO NEW JERSEY RESIDENTS:
-------------------------------
<P>
THE ATTORNEY GENERAL OF THE STATE OF NEW JERSEY HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. THE FILING OF THE WITHIN OFFERING WITH THE BUREAU OF SECURITIES OF THE STATE OF NEW JERSEY DOES NOT CONSTITUTE APPROVAL OF THE ISSUE OR THE SALE THEREOF BY THE BUREAU OF SECURITIES OF THE STATE OF NEW JERSEY OR THE DEPARTMENT OF LAW AND PUBLIC SAFETY OF THE STATE OF NEW JERSEY. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
<P>
NOTICE TO NEW YORK RESIDENTS:
-----------------------------
<P>
THIS DOCUMENT HAS NOT BEEN REVIEWED BY THE ATTORNEY GENERAL OF THE STATE OF NEW YORK PRIOR TO ITS ISSUANCE AND USE. THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSES THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
<P>
NOTICE TO NORTH CAROLINA RESIDENTS:
-----------------------------------
<P>
IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HA VE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR EXEMPTION THEREFROM. INVESTORS SHOULD BE A w ARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.
<P>
NOTICE TO OKLAHOMA RESIDENTS:
----------------------------
<P>
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE OKLAHOMA SECURITIES ACT .THE SECURITIES HA VE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED FOR VALUE IN THE ABSENCE OF A REGISTRATION UNDER THE ACT AND/OR THE OKLAHOMA SECURITIES ACT, OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR ACTS.
<P>
NOTICE TO PENNSYLVANIA RESIDENTS:
---------------------------------
<P>
UNDER PROVISIONS OF THE PENNSYLVANIA SECURITIES ACT OF 1972, EACH PENNSYLVANIA RESIDENT SHALL HAVE THE RIGHT TO WITHDRAW HIS ACCEPTANCE WITHOUT INCURRING ANY LIABILITY, TO THE SELLER, UNDERWRITER (IF ANY) OR ANY PERSONS, WITHIN TWO (2) BUSINESS DAYS FROM THE DATE OF RECEIPT BY THE ISSUER OF HIS WRITTEN BINDING CONTRACT OF PURCHASE OR IN THE CASE OF A TRANSACTION IN WHICH THERE IS NOT WRITTEN BINDING CONTRACT OF PURCHASE, WITHIN (2) BUSINESS DAYS AFTER HE MAKES THE INITIAL PAYMENT FOR THE SECURITIES BEING OFFERED.
<P>
ALL RESIDENTS OF PENNSYLVANIA WHO SUBSCRIBE FOR SECURITIES MUST SIGN A STATEMENT AS FOLLOWS:
<P>
EACH PENNSYLVANIA RESIDENT WHO SUBSCRIBES FOR THE SECURITIES BEING OFFERED HEREBY AGREES NOT TO SELL THESE SECURITIES FOR A PERIOD OF TWELVE MONTHS AFTER THE DATE OF PURCHASE.
<P>
TO WITHDRAW A SUBSCRIPTION TO PURCHASE SECURITIES, A SUBSCRIBER NEED ONLY SEND A LETTER OR TELEGRAM AT THE ADDRESS SET FORTH IN THE TEXT OF THE MEMORANDUM, INDICATING HIS OR HER INTENTION TO WITHDRAW. SUCH LETTER OR TELEGRAM SHOULD BE SENT AND POSTMARKED PRIOR TO THE END OF THE AFOREMENTIONED SECOND BUSINESS DAY. IT IS PRUDENT TO SEND SUCH LETTER BY CERTIFIED MAIL, RETURN RECEIPT ; REQUESTED, TO ENSURE THAT IT IS RECEIVED AND ALSO TO EVIDENCE THE TIME WHEN IT WAS MAILED. IF THE REQUEST IS MADE O RALLY (IN PERSON O R BY TELEPHONE AT THE NUMBER LISTED IN THE TEXT OF THE MEMORANDUM). A WRITTEN CONFIRMATION THAT THE REQUEST HAS BEEN RECEIVED SHOULD BE REQUESTED.
<P>
NOTICE TO TEXAS RESIDENTS:
--------------------------
<P>
THE UNDERSIGNED IS AWARE OF THE FACT THAT SALES OF THESE SECURITIES IN 'THE STATE OF TEXAS WILL BE MADE IN RELIANCE UPON THE EXEMPTION PROVIDED IN THE SECURITIES ACT OF TEXAS. SUCH SECURITIES MUST BE HELD INDEFINITELY UNLESS THEY ARE SUBSEQUENTLY REGISTERED UNDER SUCH ACT OR UNLESS, IN THE OPINION OF COUNSEL FOR THE ISSUER, A SALE OR TRANSFER MAY BE MADE WITHOUT REGISTRATION THEREUNDER. THE UNDERSIGNED AGREES THAT ANY CERTIFICATE EVIDENCING THE SECURITIES WILL BEAR A LEGEND RESTRICTING THE TRANSFER THEREOF CONSISTENT WITH THE FOREGOING AND THAT A MOTION WILL BE MADE IN THE RECORDS j OF THE ISSUER RESTRICTING THE TRANSFER OF ANY OF THE SECURITIES IN A , MANNER CONSISTENT WITH THE FOREGOING.
<P>
NOTICE TO WASHINGTON RESIDENTS:
--------------------------------
<P>
THE ADMINISTRATOR OF SECURITIES OF THE STATE OF WASHINGTON HAS NOT REVIEWED THE OFFERING OR THIS MEMORANDUM AND THE SECURITIES HA VE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF WASHINGTON, CHAPTER 21.20 RCW, AND, THEREFORE, CANNOT BE RESOLD UNLESS THEY ARE REGISTERED UNDER THE SECURITIES ACT OF WASHINGTON, CHAPTER 21.20 RCW OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE. PROSPECTIVE INVESTORS MUST RELY ON THE INVESTOR'S OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING INCLUDING THE MERITS AND RISKS INVOLVED, IN MAKING AN INVESTMENT DECISION ON THESE SECURITIES.
<P>
ALL STATES:
-----------
<P>
THE PRESENCE OF A LEG END FOR ANY GIVEN ST A TE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN ANY STATE. THIS MEMORANDUM MAY BE SUPPLEMENTED BY ADDITIONAL STATE LEGENDS. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE ADVISED TO CONTACT THE COMPANY FOR A CURRENT LIST OF STATES IN WHICH OFFERS OR SALES MAY BE LAWFULLY MADE.
<P>
    [REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]
<P>
                       THE OFFERING
<P>
This offering is being made by Diamond International Group, Inc. ("Diamond" or the "Company") on a "best efforts" basis. All funds received from subscribers will be deposited in the treasury of the Company by noon of the next business day after receipt.
<P>
                  ADDITIONAL INFORMATION
<P>
Presently, there is no market for the shares of Common Stock being offered and there can be no assurance that a viable market will develop by reason of this offering. The offering price has been arbitrarily determined by the Company, and has no relationship to the Company's assets, book value, net worth, or other recognized criteria of value.
<P>
The Company will file a Notice of Sale of Securities Pursuant to Regulation D, Section 4(6), and/or Uniform Limited offering Exemption (the "Notice") on Form D with the United States Securities and Exchange Commission.
<P>
Upon filing, copies of the Notice on Form D may be inspected without charge at the corporate offices of the Company during regular business hours and copies of all or any part thereof "1 may be obtained from the Company at prescribed rates.
<P>
THE SHARES ARE OFFERED BY THE COMPANY AND MA Y BE SOLD BY OFFICERS AND DIRECTORS OF THE COMPANY SUBJECT TO PRIOR SALE, WITHDRAWAL, CANCELLATION OR MODIFICATION WITHOUT NOTICE. OFFERS TO PURCHASE AND CONFIRMATIONS OF SALE ISSUED BY THE COMPANY ARE SUBJECT TO ACCEPTANCE BY THE COMPANY ANY AND THE RIGHT OF THE COMPANY ANY TO REJECT ANY OFFER TO PURCHASE AND CANCEL ANY CONFIRMATION OR SALE, IN WHOLE OR IN PART, WITH OR WITHOUT CAUSE, AT ANY TIME PRIOR TO DELIVERY OF SHARES TO A SUBSCRIBER.
<P>
NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENT OTHER THAN THOSE CONTAINED IN THIS OFFERING DOCUMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS OFFERING DOCUMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH OFFER, OR IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO.
<P>
ALL PAYMENTS FOR THESE SECURITIES SHALL BE MADE BY CASH, CHECK OR MONEY ORDER PAY ABLE TO "DIAMOND INTERNATIONAL GROUP , INC."
<P>
THE TERMINATION DATE OF THIS OFFERING IS NINETY (90) DAYS T AFTER THE DATE OF THIS OFFERING DOCUMENT, UNLESS EXTENDED BY THE COMPANY FOR AN ADDITIONAL NINETY (90) DAYS:
<P>
                    OFFERING SUMMARY
<P>
The following is a summary of certain information contained in this OFFERING DOCUMENT and is qualified in its entirety by the more detailed infom1ation and financial statements (including notes thereto) appearing elsewhere in this OFFERING DOCUMENT.
<P>
The Company
-----------
<P>
DIAMOND INTERNATIONAL GROUP , INc. (the "Company" or "Diamond") was incorporated in the State of Delaware on November 5, 1998. The Company has entered into an agreement to purchase 100% of the issued and outstanding shares of H.
Y. APPLIED INTER-DATA SERVICES, INC., a New York corporation ("HY AID"), in exchange for 18,462,404 shares of the Company's common stock (the "Acquisition"). As a result of this transaction, HY AID will become a wholly; owned subsidiary of the Company.
<P>
Because the company has no assets, liabilities or business activities prior to its acquisition of HY AID, the discussion below will focus on the business operations of HY AID which continues to be in; business and has been since its incorporation in November, 1969.
<P>
HY AID, which will become a wholly-owned subsidiary of the Company after the Acquisition, is a service provider to companies engaged in direct mail solicitation of products. HY AID provides integrated and complex processing services for mail order providers through its unique and proprietary software. Its software systems include services for processing, data entry, shipment planning and inventory analysis.
<P>
The Offering
------------
<P>
Type of Securities Offered: 100,000,000 Authorized Shares of Common Stock, $.0001 par value.
<P>
     Shares of the Company owned by present shareholders prior to offering: 1,737,596
<P>
     Shares to be outstanding after the offering and Acquisition if all shares are sold: 23,000,000
<P>
     Net proceeds to Company after offering: $985,000 (See
"Use of Proceeds")
<P>
Selected Financial Information
------------------------------
<P>
The following sets forth selected financial information of HY AID as of September 30, 1998, and is qualified in its entirety by the financial statements appearing elsewhere in this Offering Document. (See attached Exhibit " A ") HY AID's fiscal year end is December 31.
<P>
          H.Y. APPLIED INTER-DATA SERVICES, INC.
  Financial Data For Nine Months Ended September 30, 1998
                   (Unaudited)
<P>
               Cash                        $ 23,361
               Total Assets               2,156,414
               Total Liabilities          2,129,919
               Stockholders' Equity          26,495
               Revenues                   4,119,071
               Income (Loss) Before Taxes  <203,696>
<P>
                      RISK FACTORS
<P>
AN INVESTMENT IN THE COMPANY IS HIGHLY SPECULATIVE AND SHOULD BE CONSIDERED ONLY BY PERSONS ABLE TO BEAR THE ECONOMIC RISK OF THE INVESTMENT FOR AN INDEFINITE PERIOD. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS RELATING TO THE COMPANY.
<P>
Risks of Offering:
------------------
<P>
     1. Arbitrary Offering Price. Prior to the offering made hereby, there has been no liquid market for the Company's Common Stock. The offering price of the Shares has been arbitrarily determined by the Company and bears no relationship to assets, book value, net worth, earnings, actual results of operations or any other established investment criteria. Among the factors considered in determining such offering price were HY AID's current financial condition, the degree of control which the current Shareholders desired to retain, and an evaluation of the prospects for HY AID's growth. The offering price set forth on the cover page of this OFFERING DOCUMENT should not, therefore, be considered an indication of the actual value of the Common Stock of the Company.
<P>
     2. Dilution. The purchasers of the Shares offered hereby will incur immediate and substantial dilution in the book value of their shares. In addition, the Company's current shareholders will have acquired and maintained a significant interest in the Company which was obtained at a cost significantly below the offering price. Accordingly, a proportionately greater risk of loss will be borne by investors purchasing Shares in this offering, who will contribute most of the Company's additional capital, than by existing shareholders. (See "Dilution")
<P>
     3. Lack of Liquid Market for Shares. There is no liquid market for the Company's Shares, and there can be no assurance that such a market will develop by reason of this offering. Upon completion of the offering, there is a possibility that even if a liquid market does develop, it would not be sustained. The investment community may show little or no interest in the Shares offered; and, accordingly, investors may not be readily able to liquidate their investment. Even if a purchaser hereunder is able to find a brokerage firm to effect a transaction in the securities of the Company, a combination of brokerage commissions, state transfer taxes, when applicable, and any other selling costs may exceed the offering price of the same.
<P>
     4. No Underwriter. The Company will sell the Shares offered hereby without the services of an underwriter. The Company may experience difficulty in completing the sale of its Shares and if so, the Company may not be able to complete its business plan as successfully as it j might if the maximum number of Shares are sold.
<P>
     5. No Likelihood of Dividends. The Company has never paid dividends. At present, the Company does not anticipate paying dividends on its Common Stock in the foreseeable future and intends to devote any earnings to the development of the Company's business. Investors who anticipate the need for immediate income from their investment should refrain from the purchase of the Shares.
<P>
Business Risks
---------------
<P>
     6. Use of Proceeds. The Company plans to use the net proceeds from the Offering for working capital and general corporate purposes. If less than all of the Units offered are sold, the Company will have to delay or modify its plans. There can be no assurance that any delay or modification of the Company's p1ans would not adversely affect the Company's development. If the Company requires additional funds, such funds may not be available on terms acceptable to the Company.
<P>
     9 .Control of the Company .The Certificate of Incorporation of the Company prohibits cumulative voting for the Board of Directors. Following the Acquisition and the sale of the Shares offered, the Post Acquisition Shareholders will own 80% of the outstanding shares of Common Stock giving them absolute control of the Company.
<P>
     10. Dependence on Key Executive. The Company will be highly dependent upon the efforts of Richard Levinson. The loss of the services of Richard Levinson could have material adverse effect on the Company. At present, HY AID does not have any key man insurance to compensate it for any such loss through death.
<P>
     11. Competition. HY AID is in a highly competitive market and has developed a unique niche in this market. It is the most well known company in this industry possessing unique software internally developed in the three major direct mail service categories:
<P>
     1. Negative option and annual clubs
     2. Continuity clubs
     3. Catalogue systems
<P>
Due to its limited resources, there can be no guarantee that HY AID will continue to maintain state- of-the-art software in these niche markets or be able to compete with other companies that have substantially greater financial resources enabling them to develop similar software.
<P>
HY AID is, therefore, in a highly competitive market which will require it to develop niche markets in order to Increase its clientele. Due to its limited resources, there can be no guarantee that HY AID will be successful in developing any niche markets, or be able to compete with other agencies that already have a substantial share of the market and have substantially greater financial resources and capabilities.
<P>
     12. Risks Relating to Expansion of Business: Uses of Excess Proceeds. Although the Company is not presently engaged in negotiations to acquire other businesses, it may, as part of its growth strategy, consider making future acquisitions of certain related businesses. The Company may make such acquisitions with cash or with stock or a combination thereof If the Company does make any such acquisitions, various associated risks may be encountered, including potential dilution to shares of Common Stock then outstanding, due to additional shares of Common Stock being issued in connection with the acquisitions, possible goodwill amortization, diversion of management's attention, possible regulatory costs and unanticipated problems or liabilities, some or all of which could have a materially adverse effect on the Company's financial projections of the Company. (See "Safe Harbor Provision).
<P>
     13. Failure to Successfully Upgrade Proprietary
Hardware.   Although Management has the expertise to upgrade
its software at little extra expense, it may not be able to upgrade its J hardware and marketing efforts in order to experience a gross revenue increase of any volume that exceeds twice its current level without the ability to acquire the infusion of investment capital possible by this offering.
<P>
     14. Need for Additional Financing   If the Maximum
Offering is sold, HY AID will derive net cash proceeds of $985,000. There is no assurance that the net proceeds will provide the working capital necessary to support HY AID's operations arid the completion of upgrading of its state-of-the-art hardware to implement a volume growth of levels higher than twice its existing level.
<P>
     15 .Technology Protection and Proprietary Rights. HY AID has not patented nor does it intend to patent its technology and processes. HY AID intends to copyright its software but that will not necessarily protect HY AID from outside use of technology developed or employed by HY AID. HY AID is exposed to the risk that its technology and processes may be used by others without redress. In addition, there is no assurance that HY AID's technology or processes will not be found to infringe on other existing patents or copyrights in claims against HY AID.
<P>
     16. No Dividends. No dividends have been paid on the Common Shares and the Company does not anticipate the payment of cash dividends in the foreseeable future. If the operations of the Company become profitable, it is anticipated that, for the foreseeable future, any income received therefrom would be devoted to the Company's future operations and that cash dividends would not be paid to the Company's Shareholders.
<P>
     17. Exempt Offering. The Memorandum has not been reviewed by the SEC or by any state regulatory agency .The Offering is being made pursuant to an exemption from registration with the SEC. (See "Terms of the Offering.")
<P>
     18. State Law Violations. The Company will use its best efforts to ensure that sales of Units will only occur in those states in which such sales would not be a violation of any of said state's laws.
<P>
     19. Employment and Consulting Agreements. The Company will enter into certain employment and consulting agreements (see "Management" and "Certain Transactions"). The Company's obligations under the agreements are significant and could affect the profitability of the Company.
<P>
     20. Unaudited Financial Statements. The financial statements included in the Offering Circular are unaudited, and investors will be relying upon the management of HY AID with respect to the accuracy and adequacy of all information of a financial nature included in the Offering Circular and the financial statements.
<P>
FOR ALL OF THE AFORESAID REASONS, AND OTHERS, INCLUDING THOSE SET FORTH HEREIN, THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK. ANY PERSON CONSIDERING AN INVESTMENT IN THE SECURITIES OFFERED HEREBY SHOULD BE AWARE OF THESE AND OTHER FACTORS SET FORTH IN THIS MEMORANDUM. THESE SECURITIES SHOULD ONLY BE PURCHASED BY PERSONS WHO CAN AFFORD A TOTAL LOSS OF THEIR INVESTMENT IN THE COMPANY AND HAVE NO IMMEDIATE NEED FOR A RETURN ON THEIR INVESTMENT.
<P>
                        DILUTION
<P>
Dilution is a reduction in the net tangible book value of a purchaser's investment measured by the difference between the purchase price and the net tangible book value of the Shares after the purchase takes place. The net tangible book value of Common Stock is equal to stockholders' equity applicable to the Common Stock as shown on the Company's balance sheet divided by the number of shares of Common Stock outstanding. As a result of such dilution, in the event the Company is liquidated, a purchaser of Shares may receive less than his initial investment and a present stockholder may receive more.
<P>
As of September 30, 1998, the Company had $26, 495 in shareholder equity. Assuming that all of the Shares offered hereby are sold, 23,000,000 shares of common stock will be issued and outstanding with a net tangible book value of $1,011,495 or $.04 per share .
<P>
Assuming that all of the Shares offered hereby are sold, the new shareholders will have paid an average price $.36 per share for their shares and will incur a dilution ill value of their shares of $.32 per share, or 89%; and the present shareholders will experience an increase in the value of their shares from $.0.00 per share to $.04 per share, constituting an increase in value of$.05 per share.
<P>
                     USE OF PROCEEDS
<P>
After payment of approximately $15,000 ill expenses of the offering including accounting and legal fees, the net proceeds of the offering will be $985,000. The principal purposes and priorities in which proceeds are to be used are as set forth below:
<P>
     Gross Amount of Proceeds:            $1,000,000
<P>
     Offering Expenses:
       Accounting                              2,000
       Legal                                  12,000
       Printing                                1,000
     Acquisition Costs                        45,000
     Computer Equipment                      100,000
     Working Capital                         840,000
<P>
Amounts set forth above indicate the proposed use of proceeds. Actual expenditures may vary substantially from these estimates depending upon economic conditions and the production and sale of the products and services provided by the Company.
<P>
The Company nevertheless reserves the option to seek additional funds through loans or other financial arrangements. No such arrangements exist or are currently contemplated and there can be no assurance that they may be obtained in the future should the need arise.
<P>
     [REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]
<P>
   BUSINESS OF H. Y. APPLIED INTER-DATA SERVICES, INC.
<P>
History and Organization.
-------------------------
<P>
The Business.
-------------
<P>
H. Y. APPLIED INTER-DAT A SERVICES, 1NC. ("HY AID"), is a mail order service provider to companies which offers its products for sale through infomercials, direct mail and the Internet. Through HY AID's proprietary software, BY AID is able to coordinate promotions, process consumer orders, collect payments and provide clients a detailed analysis which outlines costs, profits, accounts receivable, market penetration and inventory turn. As a result of this detailed information, HY AID's clients such as Proctor & Gamble, Palladium Press and Warner Bros. are able to make informed decisions regarding their direct sales solicitations. Below is a brief description of HY AID's services:
<P>
Merge-Purge Processing
<P>
Merge Purge Processing is the process of matching large name and address lists for duplication, purchase frequency, demographic qualifications etc., for the purpose of list rental or solicitation efforts of various products, clubs, membership offers, etc.
<P>
Data Entry Processing
<P>
Data Entry Processing encompasses capturing all information required to build sophisticated consumer databases for solicitation or order processing functions.
<P>
Automatic Shipment Systems
<P>
Automatic Shipment Systems encompasses decisions being made to club member files as to who to ship product to, when to ship product, when to bill customers, how to age receivable balances.
<P>
Negative Option Programs
<P>
Negative Option Programs are those types of book and/or record clubs that announce products about to by shipped and enable members to either refuse the shipments, choose alternate shipments or choose additional products to receive along with their normal announced selections. All other processing found in automatic shipment systems is also included in negative option system processing.
<P>
Catalogue-Mini-Catalogue or 1-Shot Systems
<P>
These are simple order processing plans that ship any product or products requested by a consumer that are paid for by the consumer by check, credit card or other payment plans.
<P>
Stampsheet Programs
<P>
These are solicitations to consumers for magazines, books or other merchandise whereby a sheet of stamps is mailed to a consumer with a different stamp representing a unique product able to be purchased by the consumer. Frequently, these solicitations are part of a sweepstake offer .
<P>
Annual Shipment Systems
<P>
These are types of marketing concepts that announce periodically a shipment that will be mailed to a consumer (unless he notifies the mailer otherwise) of:
<P>
               a. Yearbook addendums
               b. Appointment book calendars
               c. Membership renewals, etc.
<P>
As a result of HY AID's growth over the last 30 years, it has reached the point where an infusion of capital is needed for continued expansion. Below is a partial list of HY AID's primary needs to continue with its expansion plans:
<P>
Competition.
<P>
HY AID is among the top 5 services in the United States offering similar services to the mail order industry. Although HY AID believes it offers unique services which its competitors do not offer, HY AID's competitors offer their services nationally and have greater financial resources at their disposal.
<P>
                         MANAGEMENT
<P>
The officers and directors of the Company after the completion of the Acquisition, and further information concerning them, are as follows:
<P>
NAME                 AGE                POSITION HELD
Richard Levinson     58                 President/Director
Barbara Cheney       60                 Treasurer/Director
Janine Levinson      34                 Vice President/
                                        Director
<P>
Resumes:
<P>
Richard Levinson, President: At age 58, Mr. Levinson has 36 years in the direct mail industry. In addition, he has 6 years experience as Programmer, Programming Manager and Director of Data Processing for Grolier Enterprises, a
publicly traded direct mail company.   Mr .Levinson designed
and programmed all of the mail order processing systems from order entry through billing, shipping, statistical marketing and financial reporting. For 30 years, Mr. Levinson has owned and operated HY AID. Inc. , a direct mail service processing orders for book clubs, record clubs, collectable clubs, catalogues and all related processes including, but not limited to, consulting, credit and collection work, inbound telemarketing services, internet processing, list management, caging operations, statistical reporting in both marketing and accounting areas as well as general management in all facets of client marketing efforts. In addition to his operational service experience, he has owned and operated various book, record and merchandise clubs, one of which was "Children's Chance Book Club", an award winning book club consisting of hundreds of thousands of members being shipped children's classical books and other award winning books to preschool through 4th grade children.
<P>
Barbara Cheney, Vice President, Controller: Age 60. Barbara Cheney has 45 years experience in the direct mail industry
 .Before coming to HY AID, she spent 15 years in various departments of Groller Enterprises culminating in management of the computer control department, which reconciles all production runs submitted to the computer department. Her responsibilities included the management of a large control staff, scheduling of work and training of all her personnel. Ms, Cheney has 30 years experience in various departments of HY AID, Inc. culminating in the position of Vice President and Controller. She is responsible for auditing each department's budget, all payroll and hospitalization programs, client billing, book and record keeping and general administrative function of the corporation.
<P>
Janine Levinson, Vice President, Client Services: Age 34. Ms. Levinson has 14 years in tile direct mail industry. Before joining HY AID. she spent one year managing the lettership operations at Fulfillment Associate, as well as one year's experience managing the merge purge (list management) division of fulfillment Associates, She has 12 years experience at HY AID. Inc. starting with the management of the Merge Purge (list and file maintenance) division of HY AID, Inc. and working up to manager and subsequently Vice President of the client service department at HY AID, lnc. Her experience. knowledge and leadership qualities enables her to work closely with each of tile clients of HY AID Inc. in setting up an procedures with respect to their direct marketing effort, consulting with clients in both a marketing, credit and collection capacity as well as an operations capacity. Ms. Levinson is responsible for the client service representatives. the control department personnel and the entire merge purge division of HY AID. She controls the single largest budget of HY AID in her combined areas of management.
<P>
                  PRINCIPAL STOCKHOLDERS
                  ----------------------
<P>
Name or Owner             No. or Shares Owned       Percent
<P>
Richard Levinson             18,462,404               91 %
<P>
Compensation
<P>
Indemnification and Exclusion of Liability of Directs and
Officers
----------------------------------------------------------
<P>
So far as permitted by the laws of the State of New York, the Company's Certificate of Incorporation provides that the Company will indemnify its directors and officers against expenses and liabilities they incur to defend, settle or satisfy any civil or criminal action brought against them on account of their being or having been Company directors or officers unless, in any such action, they are adjudged to have acted with gross negligence or to have engaged in willful misconduct.
<P>
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, ! and the Securities Exchange Act of 1934, as amended, (collectively , the II Acts") may be permitted j to directors. officers or controlling persons pursuant to foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Acts and is, therefore unenforceable.
<P>
                   CONFLICTS OF INTEREST
<P>
The Company's officers and directors are subject to the doctrine of corporate opportunities only insofar as it applies to business opportunities in which the Company has indicated an interest, either through its proposed business plan or by way of an express statement of interest contained in the Company's minutes. No such indication of interest has yet been declared.
<P>
If such areas of interest are delineated, all business interests which may conflict with those of the Company which come to the attention of an officer and/or director of the Company must be promptly disclosed to the Board of Directors and made available to the Company. In the event the Board shall reject an opportunity so presented and only in that event, any of the Company's officers and directors may avail themselves of such an opportunity. Every effort will be made to resolve any conflicts which may arise in favor of the Company. There can be no assurance, however, that these efforts will be successful.
<P>
                 DESCRIPTION OF SECURITIES
<P>
The Company is authorized to issue 100,000,000 shares of its Common Stock, $.0001 par value. Each share of Common Stock is entitled to share pro rata in dividends and distributions with respect to the Common Stock when, as and if declared by the Board of Directors from funds legally available therefor. No holder of any shares of Common Stock has any pre-emptive right to subscribe for any of the Company's securities.
<P>
Upon dissolution, liquidation or winding up of the Company, the assets will be divided pro rata on a share-for-share basis among holders of the shares of Common Stock. All shares of Common Stock outstanding are fully paid and nonassessable and the shares will, when issued upon payment therefore as contemplated hereby, be fully paid and nonassessable. Each shareholder of Common Stock is entitled to one vote per share with respect to all matters that are required by law to be submitted to shareholders. The shareholders are not entitled to cumulative voting in the election of directors.
<P>